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                                    STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                          American Radio Systems Corporation

                                                      EXHIBIT 11

In thousands, except per share data
                                                               Three Months       Threee Months       Nine Months      Nine Months
                                                                 Ended               Ended               Ended             Ended
                                                               September 30,      September 30,       September 30,    September 30,
                                                                  1996                1997               1996              1997
                                                                  ----                ----               ----              ----
PRIMARY:
Weighted average shares of common stock                                20,993             29,484            19,055           26,549
Add common stock equivalents in the form of stock options
 and warrants (using treasury stock method)                             1,022                                  976
                                                              ---------------    ---------------    --------------    -------------
Weighted average common stock and common stock equivalents             22,015             29,484            20,031           26,549
                                                              ===============    ===============    ==============    =============
Net income (loss):
  Income (loss) before extraordinary loss after dividends     $        (1,499)   $        (8,803)   $          122    $     (23,398)
  Extraordinary (loss)                                                                                                       (1,639)
                                                              ---------------    ---------------    --------------    -------------
  Net income (loss) applicable to common stockholders         $        (1,499)   $        (8,803)   $          122    $     (25,037)
                                                              ===============    ===============    ==============    =============
Primary per common share amounts:
  Income (loss) before extraordinary loss                     $          (.07)   $          (.30)   $          .01    $        (.88)
  Extraordinary loss                                                                                                           (.06)
                                                              ---------------    ---------------    --------------    -------------
  Net income (loss) applicable to common stockholders         $          (.07)   $          (.30)   $          .01    $        (.94)
                                                              ===============    ===============    ==============    =============


FULLY DILUTED (Not presented due to anti-dilution):
Weighted average shares of common stock                                20,993             29,484            19,055           26,549
Add common stock equivalents in the form of stock
  options and warrants (using treasury stock method)                    1,022                                  976
Assumed conversion of preferred stock                                   3,235              3,235             3,235            3,235
                                                              ---------------    ---------------    --------------    -------------
Weighted average common stock and common stock equivalents             25,250             32,719            23,266           29,784
                                                              ===============    ===============    ==============    =============
Net income (loss):
  Income (loss) before extraordinary loss after dividends     $        (1,499)   $        (8,803)   $          122    $     (23,398)
  Add convertible preferred dividends                                   2,433              2,406             2,567            7,218
                                                              ---------------    ---------------    --------------    -------------
  Income (loss) after redeemable stock dividends
   before extraordinary                                                   934             (6,397)            2,689          (16,180)
  Extraordinary loss                                                                                                         (1,639)
                                                              ---------------    ---------------    --------------    -------------
  Net income (loss) applicable to common stockholders         $           934    $        (6,397)   $        2,689    $     (17,819)
                                                              ===============    ===============    ==============    =============
Fully diluted per common share amounts:
  Income (loss) before extraordinary loss                     $           .04    $          (.20)   $          .12    $        (.54)
  Extraordinary loss                                                                                                           (.06)
  Net income (loss) applicable to common stockholders         $           .04    $          (.20)   $          .12    $        (.60)
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